Exhibit 99.1

Freescale Semiconductor Announces Third Quarter 2014 Results

AUSTIN, Texas--(BUSINESS WIRE)--October 23, 2014--Freescale Semiconductor, Ltd. (NYSE:FSL) today announced financial results for the third quarter ended October 3, 2014. Highlights include:

GAAP Results	Non-GAAP Results*
Gross margin of 46.3% Net sales of $1.21 billion Earnings per share of $0.40	EBITDA** of $304 million Adjusted earnings per share of $0.49

“Our improving profitability and cash flow generation demonstrate the value of the growth and margin initiatives we have been delivering as a company,” said Gregg Lowe, president and CEO. “In addition, each of our five product groups has grown at double digit rates so far in 2014, and we are well positioned to continue gaining market share.”

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.
** Reflects EBITDA excluding the effect of other items.

Third Quarter Highlights

Net sales for the third quarter of 2014 were $1.21 billion, compared to $1.19 billion in the second quarter of 2014 and $1.09 billion in the third quarter of 2013.

Operating earnings for the period were $215 million, compared to $180 million in the second quarter of 2014 and $157 million in the third quarter of 2013. Operating earnings improved on a sequential basis due to higher sales, improving gross margins and lower operating expenses. On a year-over-year basis, operating earnings benefited from higher sales and improving gross margins.

Net earnings for the third quarter were $125 million, or $0.40 per share, compared to net earnings of $86 million, or $0.28 per share, in the second quarter of 2014 and net earnings of $23 million, or $0.09 per share in the third quarter of 2013.

Adjusted operating earnings (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the three months ended October 3, 2014 were $243 million compared to earnings of $208 million in the second quarter of 2014 and $174 million in the third quarter of 2013.

Adjusted net earnings (defined in Note 1 to the Consolidated Financial Information attached to this press release) for the third quarter of 2014 were $150 million, or $0.49 per share, compared to $117 million, or $0.38 per share, in the second quarter of 2014 and $51 million, or $0.20 per share, in the third quarter of 2013. Adjusted net earnings improved sequentially due to improving sales, higher gross margins and lower operating expenses. On a year-over-year basis, adjusted net earnings improved due to higher sales, improving gross margins and lower interest expense.

Descriptions of EBITDA, Adjusted EBITDA, adjusted operating earnings and adjusted net earnings and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Group Revenues

The company’s net sales figures for the third quarter of 2014 were as follows:

  Microcontrollers net sales were $250 million, compared to $246 million in the second quarter of 2014 and $230 million in the third quarter of last year. On a year-over-year basis, Microcontroller revenues benefited from increased sales of its 32-bit microcontroller products into distribution and higher sales of applications processors into the automotive market.
  Digital Networking net sales were $281 million, compared to $291 million in the second quarter of 2014 and $238 million in the third quarter of last year. Networking net sales declined modestly on a sequential basis due to lower sales to certain service provider customers. Networking sales growth on a year-over-year basis was broad-based across service providers, including wireless base stations in China, enterprise and the general embedded segments.
  Automotive MCU net sales were $303 million, compared to $308 million in the second quarter of 2014 and $270 million in the third quarter of last year. Sequentially, Automotive MCU sales declined in line with normal seasonality. Automotive MCU sales benefited on a year-over-year basis from growth in all key geographies and in distribution due to growth in vehicle semiconductor content and higher worldwide automotive production.
  Analog and Sensors net sales were $201 million, compared to $205 million in the second quarter of 2014 and $181 million in the third quarter of last year. Sequentially, Analog and Sensors net sales were lower due to automotive seasonality. Analog and Sensors sales benefited on a year-over-year basis from increased vehicle semiconductor content and growth in worldwide automotive production.
  RF net sales, which include sales of power amplifiers to the wireless infrastructure market, were $157 million, compared to $120 million in the second quarter of 2014 and $89 million in the third quarter of last year. On a sequential and year-over-year basis, RF sales increased due to increased spending on 3G and 4G wireless networks, particularly in China.
  Other net sales were $21 million, compared to $21 million in the second quarter of 2014 and $77 million in the third quarter of last year. On a year-over-year basis, intellectual property revenues declined and we experienced lower sales into the wireless handset market, consistent with the company’s prior decision to exit that market.

Other Financial Information

  Capital Expenditures for the quarter were $63 million;
  Cash and Cash Equivalents were $737 million, inclusive of debt redemption activities during the quarter totaling $109 million; and
  Adjusted EBITDA* for the latest twelve months ended October 3, 2014 was $1.06 billion.

Fourth Quarter 2014 Outlook

For the fourth quarter of 2014, the company expects:

  Net sales to be between $1.075 billion and $1.125 billion;
  Gross margins to decline approximately 75 – 100 basis points on a sequential basis.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Daylight Time on October 23, 2014. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning future revenues, operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; our ability to meet unscheduled or temporary increases in demand in our target markets; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity - our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices.

The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc., Reg. U.S. Pat. & Tm. Off. All other product or service names are the property of their respective owners. © 2014 Freescale Semiconductor, Inc.

Freescale Semiconductor, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013

Net sales	$1,213	$1,191	$1,085
Cost of sales	651	654	612
Gross margin	562	537	473
Selling, general and administrative	122	128	120
Research and development	213	219	191
Amortization expense for acquired intangible assets	4	4	3
Reorganization of business and other	8	6	2
Operating earnings	215	180	157
Loss on extinguishment or modification of long-term debt	(10)	-	(1)
Other expense, net	(82)	(83)	(118)
Earnings before income taxes	123	97	38
Income tax (benefit) expense	(2)	11	15
Net earnings	$125	$86	$23

Earnings per common share:
Basic	$0.41	$0.28	$0.09
Diluted	$0.40	$0.28	$0.09

Weighted average common shares outstanding:
Basic	304	303	258
Diluted	309	308	261

Freescale Semiconductor, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions, except per share amounts)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013

Adjusted gross margin	$562	$538	$473
Acquisition accounting impact (a)	-	1	-
Gross margin	$562	$537	$473

Adjusted operating earnings	$243	$208	$174
Acquisition accounting impact (a)	4	5	3
Non-cash share-based compensation expense (b)	16	17	12
Reorganization of business and other (e)	8	6	2
Operating earnings	$215	$180	$157

Adjusted net earnings	$150	$117	$51
Acquisition accounting impact (a)	4	5	3
Non-cash share-based compensation expense (b)	16	17	12
Deferred and non-current tax impact (c)	(13)	3	10
Loss on extinguishment or modification of long-term debt (d)	10	-	1
Reorganization of business and other (e)	8	6	2
Net earnings	$125	$86	$23

Adjusted earnings per common share:
Basic	$0.49	$0.39	$0.20
Diluted	$0.49	$0.38	$0.20

Weighted average common shares outstanding:
Basic	304	303	258
Diluted	309	308	261

Freescale Semiconductor, Ltd.
Product Group Net Sales Information
(Unaudited)

	Three Months Ended
(in millions)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013

Microcontrollers (1)	$250	$246	$230
Digital Networking (2)	281	291	238
Automotive MCU (3)	303	308	270
Analog & Sensors (4)	201	205	181
RF (5)	157	120	89
Other (6)	21	21	77
Total	$1,213	$1,191	$1,085
(1) Microcontrollers includes sales for industrial, multi-market, smart energy, healthcare, connectivity and multimedia applications.
(2) Digital Networking includes sales of communication and digital signal processors serving the networking and communications markets.
(3) Automotive MCU includes microcontroller sales serving the automotive market.
(4) Analog & Sensors includes sales of automotive analog, mixed-signal analog and sensor products.
(5) RF includes sales of power amplifiers.
(6) Other includes licensing and sales of intellectual property, sales of products serving the wireless handset market, sales of wafers to other semiconductor companies and other miscellaneous items.

Freescale Semiconductor, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013
ASSETS
Cash and cash equivalents	$737	$744	$700
Restricted cash for bond redemptions	-	-	782
Accounts receivable, net	605	583	426
Inventory, net	715	701	728
Other current assets	157	158	141
Total current assets	2,214	2,186	2,777

Property, plant and equipment, net	726	707	685
Intangible assets, net	54	59	56
Other assets, net	312	313	301
Total assets	$3,306	$3,265	$3,819

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt and capital lease obligations	$35	$35	$753
Accounts payable	454	438	386
Accrued liabilities and other	392	379	399
Total current liabilities	881	852	1,538

Long-term debt	5,643	5,750	6,375
Other liabilities	375	391	432

Shareholders' deficit	(3,593)	(3,728)	(4,526)
Total liabilities and shareholders' deficit	$3,306	$3,265	$3,819

Freescale Semiconductor, Ltd.
Cash Flow Summary
(Unaudited)

	Three Months Ended
(in millions)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013

Cash flows from operations	$196	$118	$64

Cash flows from investing activities	$(81)	$(92)	$(61)

Cash flows from financing activities	$(113)	$8	$(89)

Effect of exchange rate changes on cash and cash equivalents	$(9)	$1	$1

Freescale Semiconductor, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	Oct 3, 2014	Jul 4, 2014	Sep 27, 2013

EBITDA excluding the effects of other items	$304	$266	$236
Non-cash share-based compensation expense (b)	16	17	12
Loss on extinguishment or modification of long-term debt (d)	10	-	1
Reorganization of business and other (e)	8	6	2
Acquisition accounting impact (a)	-	1	-
EBITDA	270	242	221
Depreciation	44	42	45
Amortization*	22	21	20
Interest expense, net	81	82	118
Income tax (benefit) expense	(2)	11	15
Net earnings	$125	$86	$23

	Twelve Months Ended Oct 3, 2014
(in millions)

Net earnings	$70
Interest expense, net	384
Income tax expense	34
Depreciation and amortization expense*	256
Non-cash share-based compensation expense (b)	62
Loss on extinguishment or modification of long-term debt (d)	204
Reorganization of business and other (e)	39
Other terms (f)	10
Adjusted EBITDA	$1,059

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Reflects the effects of acquisition accounting, including our acquisition by a consortium of investors in 2006, and the related amortization expense for developed technology, trademarks/tradenames and customer relationships along with inventory step-up recognition, as applicable.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Adjustments to reflect cash income tax expense.

(d) Reflects losses on extinguishments and modifications of our long-term debt.

(e) Reflects charges related to our reorganization of business programs and other items.

(f) Reflects adjustments required by our debt instruments, including business optimization expenses, relocation expenses and other items.

Note 1

Adjusted gross margin and adjusted operating earnings represent gross margin and operating earnings adjusted for the following as necessary: the impact of acquisition accounting, non-cash share-based compensation expense and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings do not represent gross margin and operating earnings, as those terms are defined under U.S. GAAP, and should not be considered an alternative to gross margin and operating earnings as indicators of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating earnings to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures. Reconciliations of gross margin to adjusted gross margin and adjusted operating earnings to operating earnings, the most directly comparable U.S. GAAP measures, have been included in the preceding tables.

Adjusted net earnings is net earnings, adjusted for the impact of acquisition accounting, non-cash share-based compensation expense, deferred and non-current tax expense, losses on extinguishment or modification of long-term debt and reorganization of businesses and other charges, which we believe are not indicative of the performance of our ongoing operations. Adjusted earnings per common share is calculated by dividing adjusted net earnings by the basic or diluted weighted average common shares outstanding for the period. We present adjusted net earnings and adjusted net earnings per share as supplemental performance measures. We believe adjusted net earnings and adjusted net earnings per share are helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings and adjusted net earnings per share facilitate internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings and adjusted earnings per share for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings and adjusted earnings per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings and adjusted net earnings per share only supplementally. A reconciliation of adjusted net earnings to net earnings, the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items, is a non-U.S. GAAP financial measure and represents net earnings adjusted for depreciation, amortization, interest expense, net, income tax expense, non-cash share-based compensation expense, losses on extinguishment or modification of long-term debt and reorganization of businesses and other charges. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings, operating earnings, or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies. A reconciliation of EBITDA excluding the effects of other items to net earnings, the most directly comparable U.S. GAAP measure, has been included in the preceding tables.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the agreement and indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings adjusted for interest expense, net, income tax expense, depreciation and amortization expense, non-cash share-based compensation expense, losses on extinguishment and modification of long-term debt, reorganization of business and other charges and other items that are included in net earnings. The ability of our subsidiaries to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings, operating earnings, or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings. However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings, which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Jacey Zuniga, 512-895-7398
jacey.zuniga@freescale.com